                                                                    EXHIBIT 10.2

Draft of March 15, 2005
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                          INSITUFORM TECHNOLOGIES, INC.

                       -----------------------------------

                           FIFTH AMENDMENT AND WAIVER
                                       TO
                             NOTE PURCHASE AGREEMENT

                           Dated as of March 16, 2005

                       -----------------------------------

            Re: Note Purchase Agreement dated as of February 14, 1997
                                       and
                      $110,000,000 Senior Notes, Series A,
                              Due February 14, 2007

================================================================================

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                           FIFTH AMENDMENT AND WAIVER

                                       TO

                             NOTE PURCHASE AGREEMENT

      THIS FIFTH AMENDMENT AND WAIVER TO NOTE PURCHASE AGREEMENT dated as of March 16, 2005 (the or this "Fifth Amendment") is between INSITUFORM TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and each of the institutions holding a Note (as hereinafter defined) and party hereto (collectively, the "Noteholders").

                                    RECITALS:

      A. The Company entered into the Note Purchase Agreement dated as of February 14, 1997 (as amended, supplemented or otherwise modified through the date hereof, the "Note Agreement"), pursuant to which the Company issued its 7.88% Senior Notes, Series A, due February 14, 2007 in the original aggregate principal amount of $110,000,000 (as amended, supplemented or otherwise modified through the date hereof, the "Notes").

      B. The Company and the Noteholders now desire to amend the Note Agreement and the Notes in the respects, but only in the respects, hereinafter set forth in order to reflect certain agreements between the Company and the Noteholders.

      C. The Company has also advised the Noteholders that the Company has violated certain terms and conditions set forth in the Note Agreement and more particularly described herein and requests that the Noteholders waive such Defaults and Events of Default.

      D. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Agreement unless herein defined or the context shall otherwise require.

      E. All requirements of law have been fully complied with and all other acts and things necessary to make this Fifth Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

      NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Fifth Amendment set forth in Section 4.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

SECTION 1. WAIVER OF DEFAULTS.

      Section 1.1. Waiver of Defaults (Fixed Charge Coverage Ratio). The Company has notified the Noteholders that the Company has violated the minimum Fixed Charge Coverage Ratio required to be maintained under Section 10.2 of the Note Agreement for the fiscal quarter ended December 31, 2004. The Noteholders hereby waive the Event of Default arising under the Note Agreement on account of the Company's violation of the financial covenant described above for the fiscal quarter ended December 31, 2004.

      Section 1.2. Waiver of Defaults and Consent (Acquisitions). The Company has notified the Noteholders that Insituform Technologies Limited, a foreign Subsidiary of the Company organized in England and Wales ("ITL"), entered into a joint venture arrangement with Environmental Techniques Limited, a Northern Ireland company ("ETL"), during the fiscal year ended 2004, pursuant to which ITL and ETL formed a new company in Northern Ireland called Insituform Environmental Techniques Limited ("IETL"), in connection with which ITL has subscribed to purchase 499 shares of the authorized share capital (the "Subscribed Joint Venture Shares") (comprised of a total of 1000 ordinary shares) of IETL for an amount equal to (pound)499 (approximately equivalent to U.S. $1,000). The Noteholders hereby waive compliance with Section 10.11 of the Note Agreement to the extent necessary to waive any Event of Default arising under the Note Agreement on account of the Subscribed Joint Venture Shares and hereby consent to the purchase by ITL of the Subscribed Joint Venture Shares.

      Section 1.3. Limited Waivers; Reservation of Rights. The Company acknowledges and agrees that the waivers granted in this Section 1 are specific in intent and are valid only for the specific purpose for which they are being given, are waivers the events described in Sections 1.1 and 1.2 hereof only, shall not in any way obligate the Noteholders to agree to any additional waivers of the provisions of the Note Agreement, including but not limited to Section 10.2, Section 10.11, Section 11(c) and Section 11(d) and shall not in any way be deemed to constitute or operate as a waiver of any Noteholder's right under the Note Agreement to exercise remedies resulting from (i) existing and/or continuing Defaults or Events of Default of which such Noteholder is not actually aware or (ii) other future Defaults or Events of Default, whether or not of a similar nature and whether or not known to any Noteholder.

SECTION 2. AMENDMENTS TO NOTE AGREEMENT AND THE NOTES.

      Section 2.1. Amendment to Interest Rate on the Series A Notes. Upon the Effective Date (as defined in Section 4.1 of this Fifth Amendment), the rate of interest payable on each outstanding Note shall be changed from 8.63% per annum to 8.88% per annum. As used in the Note Agreement and the Notes "Applicable Rate" shall mean (i) 8.63% for the period commencing August 14, 2004 to but not including the Effective Date and (ii) 8.88% from and after the Effective Date.

      Section 2.2. Amendment to Section 8.5 (Maturity; Surrender; etc.). Section
8.5 of the Note Agreement shall be and is hereby amended by deleting the reference to "Section 8" therein and substituting in lieu thereof a reference to "Section 8 or Section 10.7(b)".

      Section 2.3. Amendment to Section 9 (Additional Financial Covenants).
Section 9.9 of the Note Agreement shall be and is hereby amended in its entirety to read as follows:

                  "Section 9.9. Additional Covenants. If the Bank Credit
            Agreement is amended, replaced or renewed after the Effective Date in a manner which makes the financial covenants set forth therein more restrictive on the Company and its Subsidiaries than the financial covenants contained in Section 10 of this Agreement or to add additional financial covenants or to make the existing

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            Bank Credit Agreement covenants more restrictive than the financial covenants in the Bank Credit Agreement on the Effective Date, then such more restrictive financial covenants and any related definitions (the "Additional Financial Covenants") shall automatically be deemed to be incorporated into SECTION 7.2(a) and
            SECTION 10 of this Agreement by reference and SECTION 11(c) shall be deemed to be amended to include such Additional Financial Covenants from the time such Additional Financial Covenants become binding upon the Company. No amendment or modification of the Additional Financial Covenants shall result in any change in the covenants expressly set forth in Section 10 which shall at all times remain in effect. Promptly but in no event more than 5 Business Days following the execution of any new Bank Credit Agreement, or any amendment to the Bank Credit Agreement, the Company shall furnish each holder of the Notes with a copy of such agreement. In no event shall the Company or any Subsidiary provide any collateral or other security to secure Indebtedness under the Bank Credit Agreement."

      Section 2.4. Amendment to Section 10.1 (Consolidated Net Worth). Section
10.1 of the Note Agreement shall be and is hereby amended in its entirety to read as follows:

                  "Section 10.1. Consolidated Net Worth. The Company will not, at any time, permit Consolidated Net Worth to be less than the sum of (i) $260,000,000 plus (ii) 50% of Consolidated Net Income (if positive) on a cumulative basis for each fiscal quarter ending after December 31, 2004."

      Section 2.5. Amendment to Section 10.2 (Fixed Charge Coverage Ratio).
Section 10.2 of the Note Agreement shall be and is hereby amended in its entirety to read as follows:

                  "Section 10.2. Fixed Charge Coverage Ratio. The Company will not at any time permit the Fixed Charge Coverage Ratio to be less than 1.25 to 1.0 for the fiscal quarters ending March 31, 2005 and June 30, 2005, 1.50 to 1.0 for the fiscal quarter ending September 30, 2005, 1.75 to 1.0 for the fiscal quarter ending December 31, 2005, 2.0 to 1.0 for each of the fiscal quarters ending March 31, 2006 and June 30, 2006, 2.25 to 1.0 for each of the fiscal quarters ending September 30, 2006 and December 31, 2006, and 2.5 to 1.0 for each fiscal quarter ending thereafter."

      Section 2.6. Amendment to Section 10.3. (Limitation on Consolidated Indebtedness). Section 10.3 of the Note Agreement shall be and is hereby amended in its entirety to read as follows:

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

                  "Section 10.3. Limitation on Consolidated Indebtedness. The
            Company will not at any time permit (i) the Consolidated Leverage Ratio to exceed 4.25 to 1.0 for the fiscal quarter ending March 31, 2005, 4.0 for the fiscal quarters ending June 30, 2005 and September 30, 2005, and 3.0 to 1.0 for each fiscal quarter ending thereafter; and (ii) the ratio of Consolidated Total Indebtedness to Consolidated Total Capitalization to exceed 0.45 to 1.0; provided that in connection with any calculation of Indebtedness for purposes of determining compliance with this SECTION 10.3, there shall be excluded all Indebtedness of the Company and its Subsidiaries outstanding under any revolving credit agreement between the Company and a committed bank or banks if, during the 365-day period immediately preceding the date of any such calculation of Indebtedness, there shall have been a period of at least 60 consecutive days on each day of which Indebtedness of the Company and its Subsidiaries outstanding under such revolving credit agreement is equal to zero by virtue, and solely by virtue, of such Indebtedness having been paid from general corporate funds of the Company and not from funds borrowed by the Company or any Subsidiary pursuant to any other revolving credit agreement for the purpose of paying such Indebtedness. If there shall not have been such 60 consecutive day period on each day of which such Indebtedness was equal to zero, then and in such event there shall be included in such calculation of Indebtedness for purposes of this SECTION 10.3 an amount equal to the average aggregate amount of all Indebtedness outstanding under such revolving credit agreement during such preceding 365-day period."

      Section 2.7. Amendment to Section 10.4 (Priority Debt). Section 10.4 of the Note Agreement shall be and is hereby amended in its entirety to read as follows:

                  "Section 10.4. Priority Debt. The Company will not, and will not permit any Subsidiary to, create, issue, assume, guarantee or otherwise incur or in any manner become liable in respect of any Priority Debt unless at the time of creation, issuance, assumption, guarantee or incurrence thereof and after giving effect thereto and to the application of the proceeds thereof: (a) no Specified Default or Event of Default would exist and (b) the aggregate amount of all Priority Debt would not exceed $7,500,000 at any time. In addition from and after the Effective Date, no Priority Debt shall be incurred except by foreign Subsidiaries of the Company under agreements for which the Company shall have no liability except pursuant to an unsecured Guaranty of such Subsidiary obligation.

                  Any Person which becomes a Subsidiary after the date of this
            Agreement, shall, for all purposes of this SECTION 10.4, be deemed to have created, issued, assumed, guaranteed or incurred, at the time it becomes a Subsidiary, all Priority Debt of such Person existing immediately after it becomes a Subsidiary."

      Section 2.8. Amendment to Section 10.6 (Restricted Payments). Section 10.6 of the Note Agreement shall be and is hereby amended in its entirety to read as follows:

                  "Section 10.6. Restricted Payments. The Company will not:

                  (1) declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of common stock of the Company),

                  (2) directly or indirectly, or through any Subsidiary or
            through any Affiliate of the Company, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (other than in exchange for or out of the net cash proceeds to the Company from the substantially concurrent issue or sale of shares of common stock of the Company or warrants, rights or options to purchase or acquire any shares of its common stock), or

                  (3) make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock."

      Section 2.9. Amendment to Section 10.7 (Mergers, Consolidations and Sales of Assets).

      (a) Section 10.7(b)(iii)(1) of the Note Agreement shall be and is hereby amended by deleting the reference to the phrase "25% of Consolidated Total Assets, determined as set forth in the Company's most recently filed Form 10-K" therein and substituting in lieu thereof a reference to "$20,000,000".

      (b) Section 10.7(b)(y)(C) of the Note Agreement shall be and is hereby amended in its entirety to read as follows:

                  "(C) to prepay or retire Senior Indebtedness of the Company and/or its Subsidiaries; provided that the Company (i) shall offer to prepay each outstanding Note in a principal amount which equals the Ratable Portion for such Note, and (ii) any such prepayment of the Notes shall be made at par, together with accrued interest and the applicable Make-Whole Amount or other premium to the date of such prepayment, and".

      (c) The last paragraph of Section 10.7 of the Note Agreement shall be and is hereby amended by the addition thereto of a new sentence at the end thereof to read as follows:

            "If any holder of Senior Indebtedness elects not to accept such offer of prepayment, then, only for purposes of such application of an amount equal to such Net Proceeds for the prepayment of

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            Senior Indebtedness, the Company nevertheless will be deemed on such particular occasion to have paid Senior Indebtedness in an amount equal to the Ratable Portion of such Senior Indebtedness."

      Section 2.9. Amendment to Section 10.9 (Prepayment and Purchase of Notes).
Section 10.10 of the Note Agreement shall be and is hereby amended in its entirety to read as follows:

                  "Section 10.9. Prepayment and Purchase of Notes. Except as
            provided in SECTION 8.1 of this Agreement, so long as any 2003 Note shall be outstanding, the Company will not make any optional prepayment of the Notes pursuant to SECTION 8.2 or otherwise prepay or purchase any Notes from any holder unless concurrently therewith, the Company shall prepay or purchase, as the case may be, a pro rata principal amount of the 2003 Notes."

      Section 2.10. Amendment to Section 10.10 (Capital Expenditures and Acquisitions). Section 10.10 of the Note Agreement shall be and is hereby amended in its entirety to read as follows:

                  "Section 10.10. Capital Expenditures and Acquisitions. The
            Company will not, and will not permit any Subsidiary to, make any
            (a) Capital Expenditures or (b) acquisitions of stock or other equity interests in any Person, or all or substantially all of the assets of any Person if the aggregate amount of all such Capital Expenditures and acquisitions made by the Company and its Subsidiaries would exceed (i) $40,000,000 during the fiscal year ending December 31, 2005 and (ii) $40,000,000 during the fiscal year ending December 31, 2006; provided that any calculation of Capital Expenditures during such periods shall be done net of proceeds realized by the Company from the routine sale of fixed assets in the ordinary course of business during such period so long as such sale of fixed assets comply with the requirements of SECTION 10.7(b) hereof and the proceeds therefrom are applied in the manner described in SECTION 10.7(b)(y)(A) and (B)."

      Section 2.11. Amendment to Section 10.11 (Deletion of Acquisition; New Covenant). Section 10.11 of the Note Agreement shall be and is hereby amended in its entirety to read as follows:

                  "Section 10.11. Bank Credit Agreement.

                  (a) The Company shall at all times maintain a Bank Credit
            Agreement which provides for commitments in favor of the Company of not less than $25,000,000.

                  (b) So long as the Company is required to maintain an
            Unrestricted Cash Balance under the Bank Credit Agreement, initially $50,000,000 or its equivalent in any other currency, the Company will not permit such Unrestricted Cash Balance to be less than the amount from time to time required under the Bank Credit Agreement."

      Section 2.12. Amendment to Section 11 (Events of Default). Section 11(c) of the Note Agreement shall be and is hereby amended in its entirety to read as follows:

                  "(c) the Company defaults in the performance of or compliance with the terms of SECTION 7.1(d), SECTION 9.8 or any term contained in SECTION 10; or".

      Section 2.13. Amendment to Section 11 (Events of Default). Section 11(f) of the Note Agreement shall be and is hereby amended by deleting the reference to "from and after the Effective Date to and including the Transition Date," in clause (ii) thereof.

      Section 2.14. Amendment to Schedule B (Definitions - Amended Terms). The definitions of "Applicable Rate", "Capital Expenditures", "Default Rate", "Effective Date" and "Interest Expense" shall be and are hereby amended in their entirety to read as follows:

                  "`Applicable Rate' has the meaning set forth in Section 2.1 of the Fifth Amendment."

                  "`Capital Expenditure' means an expenditure for an asset that must be depreciated or amortized under GAAP, for goodwill, or for any asset that under GAAP must be treated as a capital asset, including payments under Capital Leases. An expenditure for purposes of this definition includes any deferred or seller financed portion of the purchase price of an asset and the original capitalized amount of a Capital Lease. Capital Expenditures shall exclude expenditures by the Company and its Subsidiaries for equipment related to its tunnel business which is acquired by the Company or any Subsidiary in connection with the performance of any construction contract but only to the extent to which the Company has received payments under the contract sufficient to cover the cost of the equipment."

                  "Default Rate' means that rate of interest that is the greater of (i) 10.88% per annum or (ii) 2% over the rate of interest publicly announced by JP Morgan Chase Bank in New York, New York as its base or "prime" rate."

                  "Effective Date' has the meaning set forth in Section 4.1 of the Fifth Amendment."

                  "`Effective Date' has the meaning set forth in Section 4.1 of the Fifth Amendment."

                  "`Interest Expense' means, with respect to any period, the sum
            (without duplication) of the following (in each case, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in

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            the course of the preparation of the consolidated financial statements of the Company and its Subsidiaries in accordance with
            GAAP): (a) all interest in respect of Indebtedness of the Company and its Subsidiaries (including imputed interest on Capitalized Rentals) deducted in determining Consolidated Net Income for such period, and (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period."

      Section 2.14. Amendment to Schedule B (Definitions - New Terms). Schedule B of the Note Agreement shall be and is hereby amended by the addition thereto of the following new definitions which shall appear in alphabetical order therein and which shall read as follows:

                  "`Bank Credit Agreement' shall mean the Amended and Restated
            Credit Agreement dated as of March 12, 2004 between the Company and Bank of America, N.A., as such agreement may be amended, restated, joined, supplemented, renewed, replaced, refunded or refinanced from time to time and any successor bank credit facility which constitutes the primary bank credit facility of the Company."

                  "`Consolidated Income Available for Fixed Charges' shall mean, with respect to any period, the sum of (i) EBITDA for such period and (ii) Rentals for such period."

                  "`Consolidated Leverage Ratio' shall mean, on any date, the ratio of Consolidated Total Indebtedness at such date to EBITDA for the period of the four consecutive fiscal quarters most recently ended as of such date. For purposes of calculating EBITDA for any period of four consecutive fiscal quarters, if during such period the Company or any Subsidiary shall have acquired any Person which becomes a Subsidiary or acquired all or substantially all of the operating assets of any Person or disposed of any Subsidiary or all or substantially all of the operating assets of any Subsidiary or disposed of any segment of the business of the Company or a Subsidiary, EBITDA for such period shall be calculated after giving pro forma effect thereto as if such acquisition or disposition occurred on the first day of such period of four consecutive fiscal quarters."

                  "`Consolidated Net Income' shall mean, for any period, the net income (or loss), before any extraordinary items, of the Company and its Subsidiaries for such period (taken as a cumulative whole), as calculated in accordance with GAAP."

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

                  "`Consolidated Net Worth' shall mean, as of any date of
            determination thereof, the consolidated stockholder's equity of the Company and its Subsidiaries, as determined in accordance with GAAP."

                  "`EBITDA' shall mean, with respect to any period, the total of the following calculated without duplication for the Company and its Subsidiaries on a consolidated basis for such period: (a) Consolidated Net Income for such period; plus (b) taxes deducted in determining Consolidated Net Income for such period; plus (c) Interest Expense deducted in determining Consolidated Net Income for such period; plus (d) amortization and depreciation expense deducted in determining Consolidated Net Income for such period."

                  "`Fair Market Value' means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell), as reasonably determined in the good faith opinion of the Company's board of directors."

                  "`Fifth Amendment' means the Fifth Amendment and waive to Note
            Purchase Agreement dated as of March 16, 2005 between the Company and the holders of Notes, in respect of this Agreement."

                  "`Fixed Charge Coverage Ratio' means, on any date, the ratio of (a) Consolidated Income Available for Fixed Charges for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such date to (b) Consolidated Fixed Charges for such period."

                  "`Net Proceeds' means with respect to any sale of property by any Person an amount equal to (a) the aggregate amount of the consideration received by such Person in respect of such sale (valued at the Fair Market Value of such consideration at the time of such sale), minus (b) the sum of (i) all out-of-pocket costs and expenses actually incurred by such Person in connection with such sale, and (ii) all state, federal and foreign taxes incurred, or to be incurred, by the seller in connection with such sale."

                  "`Ratable Portion' means, with respect to any Note, an amount equal to the product of (x) the amount equal to the Net Proceeds being so applied to the prepayment of Senior Indebtedness multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate principal amount of Senior Indebtedness of the Company and its Subsidiaries."

                  "`Unrestricted Cash Balance' means as of any date of
            determination for the Company and its Subsidiaries on a consolidated basis, an amount equal to the sum of cash and cash equivalents (excluding any restricted cash balances or other retainage deposits), determined in accordance with GAAP."

      Section 2.15. Amendment to Schedule B (Definitions - Deletions). The definition of "Consolidated Cash Flow Available for Fixed Charges" shall be and is hereby deleted from Schedule B to the Note Agreement.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      Section 3.1. To induce the Noteholders to execute and deliver this Fifth Amendment, the Company represents and warrants (which representations shall survive the execution and delivery of this Fifth Amendment) to the Noteholders that:

                  (a) this Fifth Amendment has been duly authorized, executed and delivered by it and this Fifth Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

                  (b) the Note Agreement and the Notes, as amended by this Fifth
            Amendment, constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable against it in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

                  (c) the execution, delivery and performance by the Company of this Fifth Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 3.1(c), other than any violation, breach or default which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect;

                  (d) as of the date hereof and after giving effect to this
            Fifth Amendment, no Default or Event of Default has occurred which is continuing;

                  (e) the unaudited financial statements of the Company for the fiscal year ended December 31, 2004 furnished to you do not, nor does any written statement furnished by the Company to you in connection with the execution and delivery of this Fifth Amendment, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made. There is no fact known to the Company which the Company has not disclosed to you in writing which could reasonably be expected to have a Material Adverse Effect; and

                  (f) The Company has not paid any consideration to any holder of indebtedness of the Company in connection with the transactions contemplated by this Fifth Amendment, except for the legal fees of counsel to the holders of such indebtedness and consideration paid to the holders of the 2003 Notes which is identical to the consideration to be paid to the holders of the Notes and consideration paid to Bank of America, N.A. pursuant to and as set forth in the First Amendment to Credit Agreement dated as of March 16, 2005 (the "Bank Credit Agreement Amendment") between the Company and Bank of America, N.A. (in respect of the Amended and Restated Credit Agreement dated as of March 12, 2004 (the "Bank Credit Agreement") between the Company and Bank of America, N.A.).

SECTION 4. CONDITIONS TO EFFECTIVENESS OF THIS FIFTH AMENDMENT.

      Section 4.1. This Fifth Amendment shall become effective when each of the following conditions has been satisfied:

                  (a) executed counterparts of this Fifth Amendment, duly
            executed by the Company and the holders of at least 66-2/3% of the outstanding principal of the Notes, shall have been delivered to the Noteholders;

                  (b) executed copies of a consent to this Agreement shall have been duly executed by the Subsidiaries which are parties to the Subsidiary Guaranties;

                  (c) the representations and warranties of the Company set
            forth in Section 3 hereof shall be true and correct on and with respect to the date hereof and a certificate of a Responsible Officer certifying the same shall have been delivered to the Noteholders;

                  (d) the Second Amendment to Note Purchase Agreement dated as of March 16, 2005, in respect of the 2003 Notes, shall have been duly executed and delivered by the requisite percentage of the noteholders thereunder needed to approve such amendment and such agreement shall be in form and substance satisfactory to each Noteholder;

                  (e) the Company shall have paid a fee to each Noteholder in an amount equal to .25% of the outstanding principal amount of the Notes held by such Noteholder;

                  (f) Thompson Coburn LLP, counsel for the Company, shall have delivered a legal opinion, dated as of the effective date of this Fifth Amendment, in form and substance reasonably satisfactory to the Noteholders and their special counsel to the effect that this Fifth Amendment constitutes the legal, valid and binding obligation of the Company;

                  (g) the Bank Credit Agreement Amendment shall have been duly executed and delivered by the parties thereto and such agreement shall be in form and substance satisfactory to each Noteholder executing this Fifth Amendment; and

                  (h) the Company shall have paid the fees, costs, expenses and disbursements of Chapman and Cutler LLP, special counsel to the Noteholders, incurred in connection with the consummation of the transactions contemplated by this Fifth Amendment.

Upon receipt of all of the foregoing, this Fifth Amendment shall become effective. Delivery of this Fifth Amendment to the Company, duly executed by the holders of at least 66-2/3% of the outstanding principal amount of the Notes, shall acknowledge satisfaction of the foregoing conditions. The date upon which this Fifth Amendment becomes effective is herein referred to as the "Effective Date." The Company shall give written notice to the Noteholders of the Effective Date, confirming the date upon which the increased interest rate referred to in
Section 2.1 hereof shall begin to accrue.

SECTION 5. MISCELLANEOUS.

      Section 5.1. Automatically, and without any further action on the part of the Company or any holder of a Note, on the Effective Date, the Notes shall be deemed to be amended to reflect the change in interest rate set forth in Section
2.1 of this Fifth Amendment; provided, however, that if any holder of a Note elects to surrender its Note (an "Existing Note") to the Company for cancellation and the issuance of a new note reflecting such change in interest rate (a "New Note"), the Company shall issue a New Note to such holder within 5 business days of receipt of the Existing Note surrendered therefor, such New Note to be dated the date to which interest has been paid on the Existing Note surrendered therefor and such New Note shall be payable on the same dates as set forth in the Existing Note surrendered therefor.

      Section 5.2. Release of Claims. In further consideration of each Noteholder's execution of this Fifth Amendment, the Company hereby releases each Noteholder and its respective affiliates, officers, employees, directors, trustees, agents and attorneys (collectively, the "Releasees") from any and all claims, demands, liabilities, responsibilities, disputes, causes of action (whether at law or in equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent, that the Company may have against the Releasees which arise from or relate to any actions which the Releasees may have taken or omitted to take prior to the date thereof with respect to the Notes, the Note Agreement or any Subsidiary Guaranty. For purposes of the release contained in this section, the term "Company" shall mean and include such party's successors and assigns, including, without limitation, any trustees acting on behalf of such party and any debtor-in-possession in respect of such party.

      Section 5.3. The Company acknowledges and agrees that by agreeing to the amendments of the Note Agreement set forth herein, the Noteholders shall not be deemed to have waived any rights as on account of any Default or Event of Default which may at any time hereafter exist under the Note Agreement, which rights are hereby expressly reserved by the holders of the Notes.

      Section 5.4. This Fifth Amendment shall be construed in connection with and as part of the Note Agreement, and except as modified and expressly amended by this Fifth Amendment, all terms, conditions and covenants contained in the Note Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.

      Section 5.5. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Fifth Amendment may refer to the Note Agreement without making specific reference to this Fifth Amendment but nevertheless all such references shall include this Fifth Amendment unless the context otherwise requires.

      Section 5.6. The descriptive headings of the various Sections or parts of this Fifth Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

      Section 5.7. This Fifth Amendment shall be governed by and construed in accordance with Illinois law.

     The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Fifth Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

                                      INSITUFORM TECHNOLOGIES, INC.



                                      By /s/ Christian G. Farman
                                         Name:   Christian G. Farman
                                         Title:  Senior Vice President and CFO

Accepted and agreed to as of the date first written above:


                                      THE NORTHWESTERN MUTUAL LIFE INSURANCE
                                        COMPANY


                                      By /s/ David A. Barras
                                         Name:  David A. Barras
                                         Title: Authorized Representative

Accepted and agreed to as of the date first written above:

                                      PRINCIPAL LIFE INSURANCE COMPANY

                                      By:  Principal Global Investors, LLC, a
                                           Delaware limited liability company,
                                           its Authorized Signatory


                                           By /s/ Jon C. Heing
                                              ----------------------------------
                                              Name: Jon C. Heing
                                                   -----------------------------
                                              Title: Counsel
                                                     ---------------------------


                                           By /s/ Stephen G. Skrivanek
                                              ----------------------------------
                                              Name: Stephen G. Skrivanek
                                                   -----------------------------
                                              Title: Counsel
                                                     ---------------------------

Accepted and agreed to as of the date first written above:



                                      ALLSTATE LIFE INSURANCE COMPANY



                                      By _______________________________________



                                      By _______________________________________
                                         Authorized Signatories

Accepted and agreed to as of the date first written above:



                                      CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                      By:  CIGNA Investments, Inc. (authorized
                                           agent)



                                           By /s/ Stephen A. Osborn
                                              Name:  Stephen A. Osborn
                                              Title:    Managing Director


                                      LIFE INSURANCE COMPANY OF NORTH AMERICA

                                      By:  CIGNA Investments, Inc. (authorized
                                           agent)



                                           By /s/ Stephen A. Osborn
                                              Name:  Stephen A. Osborn
                                              Title:    Managing Director


                                      CONNECTICUT GENERAL LIFE INSURANCE
                                        COMPANY, on behalf of one or more
                                        separate accounts

                                      By:  CIGNA Investments, Inc. (authorized
                                           agent)



                                           By /s/ Stephen A. Osborn
                                              Name:  Stephen A. Osborn
                                              Title:    Managing Director

Accepted and agreed to as of the date first written above:



                                      JEFFERSON-PILOT LIFE INSURANCE COMPANY



                                      By _______________________________________
                                         Its____________________________________


                                      JEFFERSON PILOT FINANCIAL INSURANCE
                                        COMPANY



                                      By
                                         Its____________________________________

Accepted and agreed to as of the date first written above:


                                      RELIASTAR LIFE INSURANCE COMPANY
                                      RELIASTAR LIFE INSURANCE COMPANY
                                                 OF NEW YORK

                                      By:  ING Investment Management LLC,
                                           as Agent



                                           By /s/ James Wittich
                                              Name:  James Wittich
                                              Title: Senior Vice President

Accepted and agreed to as of the date first written above:



                                      ACE PROPERTY & CASUALTY INSURANCE COMPANY

                                      By:   Columbia Management Advisors
                                            Incorporated, as agent



                                            By /s/ Richard A. Hegwood
                                                Name:  Richard A. Hegwood
                                                Title: Senior Vice President

Accepted and agreed to as of the date first written above:

                                      THE SECURITY FINANCIAL LIFE INSURANCE CO.



                                      By /s/ David T. Wallman
                                         Name:  David T. Wallman
                                         Title: Senior Vice President & Chief
                                                Actuary